CODE OF ETHICS

                      FAYEZ SAROFIM & CO. AND AFFILIATES


                          REVISED AS OF MARCH 1, 2000


March 1, 2000
Revision
                                       -1-






                                CODE OF ETHICS

                               I.  INTRODUCTION

      This Code of Ethics (this "Code") applies to FS & Co.1 and each other Group Member, and, among other things, this Code is intended to, and shall always be construed in a manner necessary to, satisfy the requirements of (i) Rule 17j-1 under the Investment Company Act2 and (ii) Rule 204-2 under the Investment Advisers Act.3 This Code applies to every Employee4. An Employee who is also an Access Person is subject to certain provisions in this Code which are not applicable to Employees who are not Access Persons. This Code extends to all activities of an Employee, including such Employee's duties as an Employee and her or his duties in connection with any Fund for which a Group Investment Adviser acts as investment adviser or sub-investment adviser. Among other things, this Code governs conflicts of interest in personal securities transactions, including those that typically arise when a person associated with a Group Member or a Fund invests in securities that are held or are to be acquired by a Fund or a Managed Account.

      Each Employee must read, acknowledge receipt and understanding of, and retain a copy of this Code. Any questions regarding this Code should be referred to the Compliance Officer.

                           DEFINITIONSII. DEFINITIONS

-----------------------
      1 Capitalized terms used in this Code shall have the meanings ascribed to them in the Definitions section below to the extent their meanings are not otherwise ascribed to them elsewhere in this Code.

      2 As amended effective as of October 29, 1999.

      3 As amended effective as of October 29, 1999.

     4 In addition to being subject to this Code, all Employees are subject to the "Code of Business Conduct of Fayez Sarofim & Co. and Affiliates." II.


      Access Person: means a Director, an officer and any Employee of a Group member (i) who, in connection with her or his regular functions or duties, makes, participates in or obtains information with respect to (a) the purchase or sale of securities for Managed Accounts, a Fund or a Group Member or (b) the recommendations of such purchases or sales, or (ii) whose functions relate to the making of any recommendations with respect to such purchases or sales. At all times, the Compliance Officer shall maintain a then current list of Access Persons.

      Compliance Assistant or Assistants: means, to the extent not otherwise determined by the Board of Directors of FS & Co., (i) either or both of Robert
M. Hopson II and William D. Hanna and (ii) such other individuals designated as such by the Board of Directors of FS & Co. A Compliance Assistant shall have the authority to act on behalf of the Compliance Committee in connection with the gathering of information necessary for the Compliance Committee to act in the manner intended by this Code.

     Compliance Officer: means Mrs. Raye G. White, or her successor in the office of Executive Vice President of FS & Co. If at the time of required action by the Compliance Officer, Mrs. White, or her successor is absent, a reference to the Compliance Officer in this Code shall mean another member of the Compliance Committee.

     Compliance Committee: means Individuals designated as such by the Board of Directors of FS & Co., such individuals being Mrs. Raye G. White, Russell Hawkins, and Charles Sheedy as of March 1, 2000.

      Covered Security: means a Security other than (i) direct obligations of the United States government, (ii) bankers' acceptances, bank certificates of deposits, commercial paper and high quality short-term debt instruments, including repurchase agreements and (iii) shares issued by open-end investment companies registered under the Investment Company Act.

      Employee: means an individual employed by a Group Member.

      Exempt Issuer: means an issuer of securities which is not required to file reports with the SEC.

      FS & Co.: means Fayez Sarofim & Co., a Texas corporation.

      Fund: means an "investment company" within the meaning of the Investment Company Act.

      Group: means the chain of corporations connected through stock ownership with Sarofim Group, with (i) Sarofim Group owning directly "control stock" in one of the other corporations, and (ii) one or more of the other corporations owning directly "control stock" in each of the other corporations. For purposes of this definition, "control stock" means stock of any corporation which possesses at least 80 percent of the total voting power and which has a value equal to at least 80 percent of the stock of such corporation.

      Group Investment Adviser: means a Group Member registered as an investment adviser in accordance with the Investment Advisers Act.

      Group Member: means a corporate member of the Group or any partnership or similar business arrangement of which a Group Member is a general partner or holds a similar position. Insider Trading: means trading in Securities while in possession of Non-Public Material Information.

      Investment Company Act: means the Investment Company Act of 1940, as amended.

      Investment Advisers Act: means the Investment Advisers Act of 1940, as amended.

      IPO: means an offering registered with the SEC, the issuer of which, immediately before the registration was an Exempt Issuer.

      Limited Offering: means a private placement offering which is exempt from registration with the SEC, as well as an offering that is not public under federal securities laws.

      Limited Offering Venture: means the entity or other business arrangement which makes a Limited Offering.

      Managed Account: means an account for which a Group Investment Adviser acts as the investment adviser.

      NASD: means the National Association of Securities Dealers.

      Non-Public Material Information: means information which is both "non-public information" and "material information."

            "Non-public information" is information which has not been effectively communicated to the marketplace. In order for information to be other than "non-public", one must be able to point to some fact to establish that the information is generally public. For example, information appearing in the Dow Jones news wire service, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered information which has been effectively communicated to the marketplace.

            "Material information" is information for which there is a substantial likelihood that a reasonable investor would consider it important in making her or his investment decisions, or information that is reasonably certain to have any effect on the price of an issuer's Securities. Information that should be considered material includes, without limitation, (i) dividend changes, (ii) earnings estimates, (iii) changes in previously released earnings estimates, (iv) significant expansion or curtailment of operations, (v) a significant increase or decline in orders, (vi) significant new products or discoveries, (vii) extraordinary borrowing, (viii) purchase or sale of substantial assets,
      (ix) significant merger or acquisition proposals or agreements, (x) major litigation, (xi) liquidity problems, and (xii) extraordinary management developments. Material information does not have to relate to an issuer's business. For example, information about the contents of a forthcoming newspaper or magazine article that is expected to affect the price of a Security should be considered material. Similarly, information concerning significant transactions which a Group Investment Adviser intends to execute on behalf of a Fund or a Managed Account could be material information and is prohibited from being communicated.

      Publicly-Traded Security: means a Security the issuer of which is subject to registration with the SEC.

      Sarofim Group: means The Sarofim Group, Inc., a Texas corporation.

      SEC: means the United States Securities and Exchange Commission.

      Security or Securities: has the meaning as set forth in Section 2(a)(36) of the Investment Company Act, the text of which is also set forth in Appendix A.

                            III. PROHIBITED CONDUCT

      As a general matter, an Employee is prohibited from engaging in, or recommending, any Securities transaction which places, or appears to place, her or his own interests above that of any Fund, Managed Account, Group Member or affiliate of a Group Member5 or any other

---------------------

      5 Thus, the placing of one's own interests above that of any Fund, Managed Account, Group Member or affiliate of a Group Member might result from short term trades in a Publicly-Traded Security prior to its acquisition for a Fund, Managed Account, Group Member or affiliate of a Group Member based on the knowledge that such Publicly-Traded Security is going to be acquired, or is likely to be acquired, for a Fund, Managed Account, Group Member or affiliate of a Group Member.


fraudulent, deceptive or manipulative
acts.6 Specifically, an Employee shall not do any of the following in connection with the purchase or sale, directly or indirectly, by such Employee of a Security held or to be acquired by any Fund, Managed Account, Group member or affiliate of a Group Member:

(i) Employ any device, scheme or artifice to defraud a Fund, Managed Account, Group Member or affiliate of a Group Member;

(ii) Make any untrue statement of a material fact to a Fund, Managed Account, Group Member or affiliate of a Group Member, in light of the circumstances under which they are made, not misleading;

(iii) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund, Managed Account, Group Member or affiliate of a Group Member; or

(iv) Engage in any manipulative practice with respect to a Fund, Managed Account, Group Member or affiliate of a Group Member.

DISCLOSURE OF INTERESTS

      An Employee is prohibited from recommending Securities transactions to be entered into by any Fund, Managed Account, Group Member or affiliate of a Group Member without disclosing her or his interest or potential interest, if any, in such Securities or the issuer of such Securities, including, without limitation:

      (i) any direct or indirect beneficial ownership7 of any Securities of such issuer, or its affiliates;

--------------------
      6 Penalties for violations of those federal securities laws pertaining to conflict of interest matters may include fines of up to $10,000, as well as jail sentences of up to five years.

      7 The term "beneficial ownership" is explained in Appendix A.

      (ii)  any  contemplated  transaction by such Employee in such  Securities;
            and

      (iii) any present or proposed business relationship between such issuer (or its affiliates) and such Employee or any party in which such Employee has a significant interest.

DISCLOSURE OF INFORMATION

      An Employee is prohibited from divulging the current portfolio positions, and current and anticipated portfolio transactions, programs and studies of a Group Investment Adviser, any Fund, any Managed Account, any Group Member or any affiliate of any Group Member to anyone unless such divulgence is properly within her or his duties.

DISCLOSURES WITH RESPECT TO LIMITED OFFERINGS

      At least annually, each Employee will be required to disclose to the Compliance officer a list of all Limited Offering Ventures in which such Employee is a direct or indirect investor.8

      Each Employee will be required from time to time to provide written assurance to the Compliance Officer that any Limited Offering Venture in which such Employee is an investor, directly or indirectly, does not hold any Publicly-Traded Securities. If the Employee is unable to provide such assurance due to any such holding of a Publicly-Traded Security, the Employee must notify the Compliance Officer in writing of all Publicly-Traded Securities so held and must continue to provide such information on an annual basis after such time. Such Employee must notify the Compliance Officer of any Security held by the Limited Offering Venture which is to become a Publicly-Traded Security prior to the time such Security becomes a Publicly-Traded Security.

INSIDER TRADING

      An Employee is prohibited from engaging in any Securities transaction, for her or his own benefit, or the benefit of others, including any Fund, any Managed Account, any Group Member or any affiliate of a Group Member, while in possession of Non-Public Material Information concerning such Securities. An Employee is prohibited from communicating, directly or indirectly, Non-Public Material Information concerning any Security to others unless such communication is properly within her or his duties as an Employee.

      Penalties for communicating Non-Public Material Information, or trading based on such information, are severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if she or he does not personally benefit from the violation. Penalties include:

      *     CIVIL INJUNCTIONS;

      *     TREBLE DAMAGES;

      *     DISGORGEMENT OF PROFITS;

      *     JAIL SENTENCES of up to 10 years;

      * FINES for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted; and

      * FINES for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

----------------
      8 The first such disclosure under this March 1, 2000 revision of the Code shall be made during the first half of the 2000 calendar year.

      In addition, any violation of this Code can be expected to result in serious sanctions by the Group, including dismissal of the person involved by a Group Member.


                   IV.  PROCEDURES FOR CLEARANCE OF PERSONAL
                            SECURITIES TRANSACTIONS

      The following procedures have been established to aid Employees in avoiding conflicts of interest and Insider Trading, and to aid the Group, especially the Group Investment Advisers, in preventing, detecting and imposing sanctions against such conduct. Every Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult the Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Compliance Officer.

      No Employee may engage in any transaction involving, directly or indirectly, a Security without obtaining prior approval from the Compliance Officer.9 All requests for prior approval of transactions in Securities shall be submitted to the Compliance Officer by completing a Request For Approval of
                                                    ------------------------
Orders For Personal Accounts Within Fayez Sarofim & Co., which shall be
--------------------------------------------------------
substantially the same as that form attached to this Code as Appendix B, and such other documents and information as the Compliance Officer, another member of the Compliance Committee or a Compliance Assistant deems appropriate or necessary.

      Certain transactions in Securities often involve complex issues of potential conflicts of interest or personal advantage. Examples of

--------------
      9 No one may approve her or his own transactions, but must obtain prior approval of her or his transactions from one of the approval sources.


these transactions are IPO's, "hot issue" public offerings and Limited
Offerings involving direct or indirect investments in Publicly-Traded Securities. Transactions involving IPOs are also subject to various SEC and NASD rules and regulations, including restrictions on the purchase of so-called "hot issues" by persons associated with a registered investment adviser. Thus, an Employee should be aware that the following transactions in Securities will not be approved by the Compliance Officer unless there are extraordinary circumstances justifying such approval:

      (i)   the purchase of Securities in any "hot issue" public offering;

      (ii)  the purchase of Securities in any IPO;

      (iii) the purchase of Securities in a Limited Offering; and

      (iv) transactions in Securities during "blackout periods" under federal securities laws.

      As used in this Code, the term "engaging in any transaction involving, directly or indirectly, a Security" means purchasing or selling, directly or indirectly, any Security in which the Employee has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership. Unless the Compliance Officer otherwise determines in writing, this term applies to (i) the Employee, (ii) any member of the Employee's immediate family (including such person's (w) spouse, (x) minor children, (y) stepchildren and (z) relatives of the Employee or the Employee's spouse who are sharing the Employee's household),
(iii) any other member of the Employee's immediate household, (iv) any trust or estate of which the Employee or spouse is a trustee (or other fiduciary) or a beneficiary or of which the Employee's minor child is a beneficiary, and (v) any person for whom the Employee directs or effects transactions under a power of attorney or otherwise, provided, however, that accounts in which the Employee or members of the Employee's family have an economic interest, but do not participate in investment decisions, such decisions being made exclusively by independent parties, are not covered.

      The Compliance Officer shall promptly notify the Employee whether the request for approval of engaging in a personal Securities transaction is approved or denied, and the Compliance Officer shall record such action and retain such record for such periods as are required by applicable federal securities laws. It is expected that all orders implementing a personal Securities transaction will be promptly entered after notification of approval. In any event, clearance to enter an order shall be effective for only one hour after approval is given.

      Ordinarily, the Compliance Officer will approve a proposed purchase or sale whenever:

      (i) no Fund, Managed Account, Group Member or affiliate of a Group Member is purchasing or selling, or considering for purchase or sale, such Security;

      (ii) the Employee represents that she or he does not possess Non-Public Material Information concerning the Security proposed to be purchased or sold;

     (iii) the Employee represents that she or he has disclosed all personal interests as required by this Code; and

      (iv) it does not otherwise appear to the Compliance Officer based upon the facts available at the time the request for approval is made, that the transaction in question (a) would amount to Insider Trading, (b) would involve a "hot issue", (c) would involve an IPO,
            (d) would involve a Limited Offering, or (e) would result in, or give the appearance of, a conflict of interest between the Employee and a Fund, Managed Account, Group Member or affiliate of a Group Member.

                     V.  ADDITIONAL REPORTING OF PERSONAL
                         --------------------------------
                            SECURITIES TRANSACTIONS
                            ------------------------

      Each Employee must cooperate with the Compliance Assistants in the collection, retention and maintenance of all reports required by this Code.

                 CONFIRMATIONS AND STATEMENTS FROM ALL EMPLOYEES
                 -----------------------------------------------

      All Employees engaging in personal Securities transactions must provide the Compliance Officer with timely duplicate confirmations of such transactions. In this regard, all Employees shall take such steps as are required by the Compliance Officer to ensure that the Compliance Officer receives in a timely manner (i) duplicate copies of confirmations of Securities transactions and (ii) monthly or quarterly statements.

      The Compliance Officer shall send a letter (which shall be signed by the Employee), which shall be substantially the same as the form annexed hereto as Appendix C, to the broker-dealer or other entity responsible for preparation of such confirmations and statements in order to ensure receipt by the appropriate Group Member of duplicate confirmations and monthly statements. All information relating to personal Securities transactions received by the Compliance Officer, including information from confirmations and statements, shall be treated and maintained as "Personal and Confidential", but will be available for inspection by other members of the Compliance Committee, the Compliance Assistants, the Board of Directors of a Group Member, and individuals authorized to inspect by relevant laws.


                             REPORTS BY EMPLOYEES
                             ---------------------

      The following reports are required to be submitted by Employees; provided, however, such reports are not required with respect to transactions effected for, and Securities held in, any account over which the Employee has no direct or indirect control.10 Under applicable federal laws, a Group Member may report to the directors of a Fund from time to time some or all of the information provided by Employees pursuant to the requirements of this Code.

INITIAL HOLDINGS REPORT

      No later than ten days after an individual becomes an Employee, such individual must submit to the Compliance Officer an Initial Holdings Report containing the following information:

      (i) The title, number of shares and principal amount of each Covered Security in which such she or he had any direct or indirect beneficial ownership when such individual became an Employee;

      (ii) the name of any broker, dealer or bank with whom or which such Employee maintained an account in which any Securities were held for such Employee's direct or indirect benefit as of the date she or he became an Employee; and

      (iii) the date that such Initial Holdings Report is submitted by such Employee.

The Initial Holdings Report shall be substantially the same as that contained in Appendix D to this Code. If, after submitting the Initial Holdings Report and before submission of the Annual Holdings Report (see below), an Employee opens a brokerage account, such Employee is required to send written notification of such fact to the Compliance Officer disclosing the name and address of the broker and the account number of the account. Such notification must be submitted prior to engaging in any Securities transactions through such account.

------------------

      10 In order for an Employee to be able to claim that she or he has no direct or indirect control over an account, such Employee must receive the Compliance Officer's written agreement to that effect.


ANNUAL HOLDINGS REPORTS

      On or before January 29 of each calendar year, an Employee shall submit to the Compliance Officer an Annual Holdings Report containing the following information which must be current as of a date no more than 30 days before the Annual Holdings Report is submitted:

      (i) The title, number of shares and principal amount of each Covered Security in which such Employee had any direct or indirect beneficial ownership;

      (ii) the name of any broker, dealer or bank with whom or which such Employee maintained an account in which any Securities are held for the such Employee's direct or indirect benefit;

      (iii) the name, address and person to contact of each Limited Offering Venture in which such Employee is a direct or indirect investor; and


       (iv) the date that such Annual Holdings Report is submitted by such Employee.



The Annual Holdings Report shall be substantially the same as that contained in Appendix E to this Code.

               REPORTS BY EMPLOYEES WHO ARE ALSO ACCESS PERSONS
               -------------------------------------------------

QUARTERLY TRANSACTION REPORTS

      No later than ten days after the end of a calendar quarter, an Employee who is an Access Person must submit to the Compliance Officer a Quarterly Transaction Report containing the following information:

      (i) With respect to any Covered Security transaction during the quarter in which the Access Person had any direct or indirect beneficial ownership:

            (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

            (b) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

            (c) the Covered Security price at which the transaction was effected;

            (d) the name of the broker, dealer or bank with or through which the transaction was effected; and

            (e)   the date that the report is submitted.

      (ii) With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person:

            (a) The name of the broker, dealer or bank with whom or which such Access Person established the account;

            (b)   the date the account was established; and

            (c)   the date that the report is submitted by such Access
                  Person.

The Quarterly Transaction Report shall be substantially the same as that contained in Appendix F to this Code.

      The Quarterly Transaction Report will not be required if the Compliance officer causes a report to be prepared for an Access Person for a calendar quarter and (i) such alternate Quarterly Transaction Report is confirmed in writing, dated and returned by such Access Person to the Compliance Officer within 10 days after the end of the calendar quarter to which such alternate Quarterly Transaction Report relates, and (ii) such confirmation by such Access Person specifically confirms that all of the information required to be included in a Quarterly Transaction Report is set forth in such alternate Quarterly Transaction Report.

                            EMPLOYEE QUESTIONNAIRE
                            ----------------------

      Each Employee shall complete a questionnaire substantially in the form of Appendix G at such times as requested by the Compliance Officer.

                 VI.  GUIDELINES TO CONSIDER BEFORE INVESTING

      Before seeking approval for engaging in any personal Securities transaction, an Employee should consider at least the answers to the following questions:

(ii) Is the Security involved also a Security being purchased or sold or subject to a program for purchase or sale by a Fund or Managed Account?

      (ii) Is the Security being considered for purchase or sale by a Fund or other Managed Account? (A Security is being considered for purchase or sale whenever a recommendation to purchase or sell such Security has been made to an investment officer of a Fund, or a Principal of the Group for a Managed Account, and such person has not affirmatively rejected such recommendation).

      With respect to Securities about which an Employee may have Non-Public Material Information, the Employee should consider at least the answers to the following questions before trading for herself or himself or others, including Funds or Managed Accounts:

      (i) Is the information "material information"? Is this information that an investor would consider important in making her or his investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?
      (ii) Is the information "non-public"? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in the Dow Jones news wire service, Reuters Economic Services, The Wall Street Journal or other publications of general circulation?

      If, after consideration of the items set forth above, there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of trading on such information, an Employee should contact the Compliance Officer before trading or communicating the information to anyone.

          VII.  RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

      Information in an Employee's possession that the Employee or others have identified as Non-Public Material Information may not be communicated to anyone, including persons within the Group, except the Compliance Officer, another member of the Compliance Committee or a Compliance Assistant. In addition, care should be taken so that such Non-Public Material Information is secure. For example, files containing Non-Public Material Information should be sealed and access to computer files containing Non-Public Material Information should be restricted.

APPENDIXES:

Appendix A - "What Constitutes A Security?" and "What Is Beneficial Ownership?" Appendix B - Request For Approval of Orders For Personal Accounts
Appendix C - Letter to Broker/Dealer
Appendix D - Initial Holdings Report
Appendix E - Annual Holdings Report
Appendix F - Access Person Quarterly Transaction Report
Appendix G - Employee Questionnaire




                                  APPENDIX A
                                  ----------

WHAT CONSTITUTES A "SECURITY"?
------------------------------

      The Investment Advisers Act defines a "security" as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase, any of the foregoing.


WHAT CONSTITUTES "BENEFICIAL OWNERSHIP"?
----------------------------------------

      Securities owned of record or held in your name are generally considered to be beneficially owned by you.

      Securities held in the name of any other person are deemed to be beneficially owned by you if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain from such arrangements benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for your benefit (regardless of record ownership); for example, without limitation, beneficial ownership would include:
(i) securities held for you or members of your immediate family (defined below for purposes of this paragraph), by agents, custodians, brokers, trustees, executors or other administrators; (ii) securities owned by you, but which have not been transferred into your name on the books of the issuer; (iii) securities which you have pledged; and (iv) securities owned by a corporation that should be regarded as your personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name of, or for the benefit of, your immediate family, unless because of special and countervailing circumstances, you do not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. You are also deemed the beneficial owner of securities held in the name of some other person, even though you do not obtain benefits of ownership, if you can vest or revest title in yourself at once, or at some future time. For purposes of this paragraph, "immediate family" means your spouse, your minor children and stepchildren and your relatives, or relatives of your spouse, who are sharing your home or who are directors or officers of the issuer of the security or a subsidiary.
      In addition, the SEC has promulgated certain rules which provide that a person shall be deemed the beneficial owner of a security if she or he has the right to acquire beneficial ownership of such security at any time (within 60 days) including, but not limited to, any right to acquire: (i) through the exercise of any option, warrant or right; (ii) through the conversion of a security; or (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

      With respect to ownership of securities held in trust, beneficial ownership includes (i) the ownership of securities as a trustee in instances where either you as trustee or a member of your "immediate family" (defined below for purposes of this paragraph) has a vested interest in the income or corpus of the trust, (ii) the ownership by you of a vested beneficial interest in the trust and (iii) the ownership of securities as a settlor of a trust in which you as the settlor have the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exceptions to these trust beneficial ownership rules exist, including an exception for instances where beneficial ownership is imposed solely by reason of your being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without your prior approval as settlor or beneficiary. For purposes of this paragraph, your "immediate family" means (i) your son or daughter (including your legally adopted child) or any descendant of either, (ii) your stepson or stepdaughter, (iii) your father or mother or any ancestor of either, (iv) your stepfather or stepmother and (v) your spouse.

      The SEC has promulgated rules with respect to indirect beneficial ownership. To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus traded or invested. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of her or his pro rata interest
                                                               ---------
in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of any indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, any Investment Company, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

      Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

      The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, it may be possible to establish the lack of beneficial ownership of securities held by others.


                                   APPENDIX B
                                   ----------

-------------------------------------------------------------------------------------------------------------------------
REQUEST FOR APPROVAL OF ORDERS FOR
PERSONAL ACCOUNTS WITHIN FAYEZ SAROFIM & CO.
-------------------------------------------------------------------------------------------------------------------------

ACCOUNT NAME:_______________             BROKERAGE FIRM:___________________      APPROVED BY:__________________
PORTFOLIO NUMBER:_______________         REG. REPRESENTATIVE:___________________ APPROVAL DATE:__________________
BROKER ACCOUNT                           PHONE NUMBER:___________________        APPROVAL TIME:__________________
NUMBER:______________________________

-------------------------------------------------------------------------------------------------------------------------
     SELL
   POSITION                                                      TRADE           TIME        PRICE WHEN     EXECUTION
  ELIMINATED        SHARES         TICKER        SECURITY        DENIED      ORDER PLACED   ORDER PLACED      PRICE
       o          ---------      ---------      ---------      ---------      ---------      ---------      ---------
       o          ---------      ---------      ---------      ---------      ---------      ---------      ---------
       o          ---------      ---------      ---------      ---------      ---------      ---------      ---------
      BUY
                                                                 TRADE           TIME        PRICE WHEN     EXECUTION
 NEW POSITION       SHARES         TICKER        SECURITY        DENIED      ORDER PLACED   ORDER PLACED      PRICE
       o          ---------      ---------      ---------      ---------      ---------      ---------      ---------
       o          ---------      ---------      ---------      ---------      ---------      ---------      ---------
       o          ---------      ---------      ---------      ---------      ---------      ---------      ---------

TRADING DEPT:  TIME THAT ORDER WAS RECEIVED: ______   TIME THAT ORDER WAS
                                                      CONFIRMED: ______

PLEASE NOTE: All trades must be approved by the Compliance Officer or a Director of Research prior to execution. If a Security transaction is denied, a new request form must be submitted and approved before any trade is permissible.
Personal trades are to be handled by Trading unless other arrangements are made with the Compliance Officer. If the trade is not executed within one hour of approval, it must be approved again.

      I have disclosed all interests or potential interests with respect to these Securities transactions which are required to be disclosed pursuant to the
Code of Ethics of Fayez Sarofim & Co. and Affiliates and I do not possess any
Non-Public Material Information (as defined in such Code) with respect to the issuers of the Securities set forth above.
-------------------------
                                          ------------------------------------------
Date                                                        Employee Signature


APPENDIX C
                                  -----------
                                     Date





Contact
Broker/Dealer
Address

Dear Madam or Sir:

      This letter will serve as our request for duplicate trade confirms and monthly statements pertaining to the account referenced below to be sent to the Compliance Officer of Fayez Sarofim & Co. at the address indicated above.

            Account Name:

            Account Number:

            Thank you for your assistance with this matter.

                                    Sincerely yours,



                                    Compliance Officer


      My signature below evidences that I am subject to the Code of Ethics of Fayez Sarofim & Co. which requires me to provide the Compliance Officer of Fayez Sarofim & Co. with certain personal information. Thus, please comply with the request set forth above.

                                          Sincerely yours,



                                          Signature



                                          Print Name




                                  APPENDIX D
                                  ----------
                           INITIAL HOLDINGS REPORT
                           ------------------------

                           As of ____________, ____

      This Report pertains to all Securities (as defined in the Code of Ethics of Fayez Sarofim & Co. and Affiliates) (the "Code") and related accounts in which any of the following maintain a beneficial1 interest: (i) you, (ii) members of your immediate family, (iii) any other member of your immediate household, (iv) any trust or estate of which you or your spouse is a trustee or fiduciary or a beneficiary, or of which your minor child is a beneficiary, or
(v) any person for whom you direct or effect transactions under a power of attorney or otherwise. If none, write NONE.

WITH RESPECT TO EACH SECURITY:

-------------------------------------------------------------------------------
                                         NUMBER OF SHARES OR PRINCIPAL AMOUNT
        NAME OF ISSUER OR TITLE          ------------------------------------
--------------------------------

-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------   --------------------------------------
------------------------------------------------------------------------------

--------

      1 If you have any questions about "beneficial" ownership or interests, refer to Appendix A of the Code.

WITH RESPECT TO ANY BROKER, DEALER OR BANK WITH WHOM OR WHICH YOU MAINTAINED AN ACCOUNT IN WHICH ANY SECURITY WAS HELD FOR YOUR DIRECT OR INDIRECT BENEFIT AS OF THE DATE YOU BECAME AN EMPLOYEE:

-------------------------------------------------------------------------------
                 NAME                                   ADDRESS
                 ----                                   -------
-------------------------------------   ------------------------------------
-------------------------------------   ------------------------------------
-------------------------------------   ------------------------------------
-------------------------------------------------------------------------------

WITH RESPECT TO ANY SECURITY INVOLVING A LIMITED OFFERING VENTURE2 PROVIDE THE FOLLOWING WITH RESPECT TO EACH SECURITY HELD BY THE LIMITED OFFERING VENTURE.


-------------------------------------------------------------------------------
                                         NUMBER OF SHARES OR PRINCIPAL AMOUNT
        NAME OF ISSUER OR TITLE          ------------------------------------
        -----------------------
----------------------------------      ------------------------------------
----------------------------------      ------------------------------------
----------------------------------      ------------------------------------
----------------------------------      ------------------------------------
----------------------------------   -------------------------------------
-------------------------------------------------------------------------------


-------------------------------------   -------------------------------------
Date this Report is submitted           Employee Signature


--------
      2 See the Code for the definition of a Limited Offering Venture.



                                   APPENDIX E
                                   ----------

                            ANNUAL HOLDINGS REPORT
                            ----------------------
                           As of ____________, ____

      This Report pertains to all Securities (as defined in the Code of Ethics of Fayez Sarofim & Co. and Affiliates (the "Code")) in which any of the following maintain a beneficial1 interest: (i) you, (ii) members of your immediate family, (iii) any other member of your immediate household, (iv) any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or (v) any person for whom you direct or effect transactions under a power of attorney or otherwise. If none, write NONE.

WITH RESPECT TO EACH SECURITY:

-------------------------------------------------------------------------------
                                         NUMBER OF SHARES OR PRINCIPAL AMOUNT
        NAME OF ISSUER OR TITLE          ------------------------------------
        -----------------------
-------------------------------------   -------------------------------------
-------------------------------------   -------------------------------------
-------------------------------------   -------------------------------------
-------------------------------------   -------------------------------------
-------------------------------------   -------------------------------------
-------------------------------------------------------------------------------

--------

     1 If you have any questions about "beneficial" ownership or interests, refer to Appendix A of the Code of Ethics of Fayez Sarofim & Co. and Affiliates.


WITH RESPECT TO ANY BROKER, DEALER OR BANK WITH WHOM OR WHICH YOU MAINTAINED AN ACCOUNT IN WHICH ANY SECURITY WAS HELD FOR YOUR DIRECT OR INDIRECT BENEFIT AS OF THE DATE YOU BECAME AN EMPLOYEE:

-------------------------------------------------------------------------------
      NAME                                              ADDRESS
      -----                                             --------
-------------------------------------   ------------------------------------
-------------------------------------   ------------------------------------
-------------------------------------------------------------------------------


WITH RESPECT TO ANY SECURITY INVOLVING A LIMITED OFFERING VENTURE2 PROVIDE THE FOLLOWING WITH RESPECT TO EACH SECURITY HELD BY THE LIMITED OFFERING VENTURE
ENTITY:


-------------------------------------------------------------------------------
                                         NUMBER OF SHARES OR PRINCIPAL AMOUNT
        NAME OF ISSUER OR TITLE          ------------------------------------
        -----------------------
-------------------------------------   --------------------------------------
-------------------------------------   --------------------------------------
-------------------------------------   --------------------------------------
-------------------------------------   --------------------------------------
-------------------------------------   -------------------------------------
-------------------------------------------------------------------------------

-------------------------------------   -------------------------------------
Date this Report is submitted           Employee Signature


--------

      2 See the Code for a definition of a Limited Offering Venture.

                                  APPENDIX F
                                  -----------

                  ACCESS PERSON QUARTERLY TRANSACTION REPORT
                  ------------------------------------------
    [TO BE SUBMITTED WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER]

                           As of ____________, ____

      This Report covers the calendar quarter ended and pertains to Covered Securities1 transactions during such calendar quarter and Securities accounts in which any of the following maintain a beneficial2 interest: (i) you, (ii) members of your immediate family, (iii) any other member of your immediate household, (iv) any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or (v) any person for whom you direct or effect transactions under a power of attorney or otherwise. If none, write NONE.

WITH RESPECT TO EACH COVERED SECURITY TRANSACTION INVOLVING STOCK:

-------------------------------------------------------------------------------

        Nature                 Number of
Date    (e.g., buy,    Price     Shares         Issuer       Name of Broker
        sell )
------  -------------- -------  ------------    ---------    -------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


--------

     1 "Covered Securities" and "Securities" are defined in the Code of Ethics of Fayez Sarofim & Co. and Affiliates (the "Code").

     2 If you have any questions about "beneficial" ownership or interests, refer to Appendix A of the Code.





WITH RESPECT TO EACH COVERED SECURITY TRANSACTION INVOLVING DEBT:

-------------------------------------------------------------------------------

         Buy                      Int. Rate/
         ----                     ----------
         or            Principal  Maturity
         ---           ---------- --------
Date     Sell   Price  Amt.       Date            Issuer     Name of Broker
-----   ------- -----  ---------  --------       ----------  ---------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

WITH RESPECT TO ANY BROKER, DEALER OR BANK WITH WHOM OR WHICH YOU ESTABLISHED AN ACCOUNT IN THE CALENDAR QUARTER AND IN WHICH ANY SECURITY WAS HELD FOR YOUR DIRECT OR INDIRECT BENEFIT:

-------------------------------------------------------------------------------
                 NAME                                   ADDRESS
                 ----                                   -------
-------------------------------------   ------------------------------------
--------------------------------------  ------------------------------------
--------------------------------------------------------------------------------

-------------------------------------   -------------------------------------
Date this Report is submitted           Access Person Signature


                                  APPENDIX G

AS AN EMPLOYEE OF THE GROUP (AS DEFINED IN THE CODE OF ETHICS OF FAYEZ SAROFIM & CO. AND AFFILIATES), PLEASE (1) ANSWER EACH OF THE FOLLOWING QUESTIONS WITH "YES" OR "NO", AND (2) SIGN AND DATE IN THE SPACE PROVIDED BELOW.





I. In the past ten years have you been convicted of or pleaded guilty or nolo contendre ("no contest") to:




      (A) a felony or misdemeanor involving:

            1.    investment or an investment-related business         YES _____    NO_____
            2.    fraud, false statements, or omissions                YES _____    NO_____
            3.    wrongful taking of property or
            4.    bribery, forgery, counterfeiting,
                  or extortion?                                        YES ____     NO_____

      (B)   any other felony?                                          YES_____     NO_____


II.   Has any court:

      (A) in the past ten years, enjoined you in connection with any investment-related activity?

                                                             YES _____     NO_____

      (B) ever found that you were involved in a violation of investment-related statutes or regulations?

                                                             YES _____     NO_____


III.  Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

      (A) found you to have made a false statement or omission?

                                                             YES _____     NO_____

      (B) found you to have been involved in a violation of its regulations or statutes?

                                                             YES _____     NO_____



      (C) with respect to any investment related business in which you were authorized to do business, found you to have been a cause of such investment-related business's authorization to do business being denied, suspended, revoked, or restricted?

                                                             YES _____     NO_____

      (D) entered an order denying, suspending or revoking your registration or otherwise disciplined you by restricting your activities?

                                                             YES _____     NO_____

IV.   Has any other federal regulatory agency or any state regulatory agency:

      (A) ever found you to have made a false statement or omission or been dishonest, unfair, or unethical?

                                                             YES _____     NO_____

      (B) ever found you to have been involved in a violation of investment regulations or statutes?

                                                             YES _____     NO_____

      (C) ever found you to have been the cause of an investment-related business having your authorization to do business denied, suspended, revoked, or restricted?

                                                             YES _____     NO_____

      (D) in the past ten years, entered an order against you in connection with an investment-related activity?

                                                             YES _____     NO_____

      (E) ever denied, suspended, or revoked your registration or license, prevented you from associating with an investment-related business, or otherwise disciplined you by restricting your activities?

                                                             YES _____     NO_____

      (F) ever revoked or suspended your license as an attorney or accountant?

                                                             YES _____     NO_____

V.    Has any self-regulatory organization or commodities exchange ever:

      (A) found you to have made a false statement or omission?

                                                             YES _____     NO_____

      (B) found you to have been involved in a violation of its rules?

                                                             YES _____     NO_____

      (C) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

                                                             YES _____     NO_____

      (D) disciplined you by expelling or suspending you from membership, by barring or suspending your association with other members, or by otherwise restricting your activities?

                                                             YES _____     NO_____

VI. Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to investments or fraud?

                                                             YES _____     NO_____

VII. Are you now the subject of any proceeding that could result in a `yes' answer to any of the above questions?


                                                             YES _____     NO_____

VIII. Has a bonding company denied, paid out on, or revoked a bond for you?

                                                             YES _____     NO_____

IX.   Do you have any unsatisfied judgements or liens against you?

                                                             YES _____     NO_____

X. Have you ever been a securities firm or an advisory affiliate of a securities firm that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act, or had a direct payment procedure begun?

                                                             YES _____     NO_____

XI. Have you, ever failed in business, made a compromise with creditors, filed a bankruptcy petition or been declared bankrupt?

                                                             YES _____     NO_____




SIGNATURE OF EMPLOYEE:

PRINTED NAME OF EMPLOYEE: _____________________________________________

DATE:

